EXHIBIT 99.1

Media Contact:	Investor Contact:
Dan La Russo	Philip Bourdillon/Gene Heller
Ogilvy Public Relations	Silverman Heller Associates
720.840.8254	310-208-2550
dan.larusso@ogilvypr.com	bourdillon@sha-ir.com

Raindance Reports Third-Quarter 2004 Results

Louisville, Colo. – October 27, 2004 – Raindance Communications, Inc. (Nasdaq: RNDC) reported that in the three months ended September 30, 2004 it incurred a net loss of $392,000, or $0.01 per share, on revenue of $18.4 million, compared to net income of $1.2 million, or $0.02 per diluted share, on revenue of $18.0 million in the comparable period a year ago. Third-quarter 2004 service revenue was $18.4 million compared to $17.0 million in the comparable period a year ago.

Third-quarter 2004 adjusted EBITDA* was $2.5 million compared to $2.3 million in the prior quarter and $4.4 million in the comparable period a year ago. Usage-based minutes were 184 million compared to 198 million in the prior quarter and 168 million in the third quarter of 2003. Cash flow provided by operations was $2.9 million in the third quarter of 2004 as compared to $1.9 million in the prior quarter and $3.9 million a year ago.

“Although third-quarter revenue was in line with expectations given the loss of substantially all of Oracle Corporation’s business to an in-house conferencing system, I am not satisfied with our revenue performance and am anticipating improved results after we complete the restructuring of our sales force,” said Don Detampel, chief executive officer of Raindance. “The $392,000 net loss, however, was considerably smaller than the $2 million to $3 million net loss we had projected, mainly because of our decision to defer the rollout of several marketing campaigns until the reorganization of the sales team was further along.”

“Randy Atherton, our recently appointed executive vice president of sales, and his team continue to make solid progress in restructuring the sales organization and we anticipate that the transformation will be largely completed by year end. Given Randy’s progress, we recently launched a broad-based marketing program highlighting the strengths and competitive advantages of Raindance’s services and the growing demand for multi-media conferencing,” Detampel said.

For the nine months ended September 30, 2004, the company reported a net loss of $3.0 million, or $0.06 per share, on revenue of $57.3 million, compared to net income of $2.1 million, or $0.04 per diluted share, on revenue of $50.3 million in the comparable period in 2003. Adjusted EBITDA was $7.4 million compared to $12.0 million in the first nine months of 2003.

Guidance

The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. Given the seasonality that typically affects usage-based revenue, the company currently expects fourth-quarter revenue to be in the range of $17.7 million to $18.2 million. In anticipation of further investments in sales and marketing, notably in support of Raindance Meeting Edition, the company currently expects to report a fourth-quarter net loss of between $1.0 million and $1.5 million.

Conference Call

Management will discuss these and other results and provide 2004 fourth-quarter guidance during Raindance’s quarterly conference call today, October 27, beginning at 4:30 p.m. EDT. The public may access the call by visiting the Investor Center section of Raindance’s web site at www.raindance.com and clicking on the Q3 2004 financial results webcast icon, or by dialing 1-800-540-0559 and referencing the Raindance conference call. If you are unable to participate during the presentation, a replay will be available at www.raindance.com following the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure

We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s credit agreement. Adjusted EBITDA for the three and nine months ended September 30, 2004 and 2003 have been reconciled with net income (loss) for such periods in the attached Condensed Statements of Operations. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications

Raindance Communications, Inc. redefines the everyday meeting experience with the industry’s only integrated web, audio and multi-point desktop video conferencing platform. Raindance Meeting Edition replicates the ease and flow of in-person meetings by enabling remote meetings that are as natural as sitting around a conference room table. With Raindance Meeting Edition, users find it incredibly easy to start or join a meeting, to engage participants with one-click sharing of applications, and to control meeting flow with integrated audio and video participant tracking. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance; our estimates for revenue and net loss in the fourth quarter of 2004; the anticipated completion of the reorganization of the sales organization; and all additional statements that imply future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties that could cause future events to differ materially. These risks and uncertainties include, but are not limited to: risks with respect to our ability to properly forecast operating results; changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers; our ability to increase existing customer usage of our services; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on August 9, 2004. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

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RAINDANCE COMMUNICATIONS, INC.
CONDENSED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$37,210	$39,607
Short-term investments	5,021	—
Accounts receivable, net	10,841	8,958
Prepaid expenses and other current assets	2,039	1,779

Total current assets	55,111	50,344
Property and equipment, net	19,847	25,752
Goodwill	45,587	45,587
Other assets	586	874

Total Assets	$121,131	$122,557

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,963	$7,598
Current portion of long-term debt	174	1,314
Accrued expenses	3,247	3,863
Current portion of restructuring reserve	258	278
Deferred revenue	286	112

Total current liabilities	12,928	13,165
Restructuring reserve, less current portion	—	187
Long-term debt, less current portion	—	1,227
Other	—	56

Total Liabilities	12,928	14,635

Stockholders’ Equity:
Common stock	82	81
Additional paid-in capital	280,529	278,440
Deferred stock-based compensation	(1,085)	(2,247)
Accumulated deficit	(171,323)	(168,352)

Total Stockholders’ Equity	108,203	107,922

Total Liabilities and Stockholders’ Equity	$121,131	$122,557

RAINDANCE COMMUNICATIONS, INC.
CONDENSED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue:
Service	$18,408	$16,959	$57,319	$49,233
Software	—	1,056	—	1,056

Total revenue	18,408	18,015	57,319	50,289

Cost of revenue:
Service	8,431	7,394	26,032	20,745
Software	—	—	—	—

Total cost of revenue	8,431	7,394	26,032	20,745

Gross profit	9,977	10,621	31,287	29,544

Operating expenses:
Sales and marketing	6,005	4,644	18,795	13,949
Research and development	2,618	2,159	7,771	5,877
General and administrative	1,699	1,993	5,736	5,411
Stock-based compensation expense	134	679	2,072	2,238

Total operating expenses	10,456	9,475	34,374	27,475

Income (loss) from operations	(479)	1,146	(3,087)	2,069
Other income (expense), net	87	6	116	35

Net income (loss)	$(392)	$1,152	$(2,971)	$2,104

Net income (loss) per share-
-Basic	$(0.01)	$0.02	$(0.06)	$0.04

-Diluted	$(0.01)	$0.02	$(0.06)	$0.04

Weighted average number of common shares outstanding-
-Basic	54,079	53,565	53,831	53,135
-Diluted	54,079	55,320	53,831	54,733

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$(392)	$1,152	$(2,971)	$2,104
Add: depreciation, amortization and other income (expense), net	2,754	2,534	8,315	7,680
Add: stock-based compensation expense	134	679	2,072	2,238

Adjusted EBITDA	$2,496	$4,365	$7,416	$12,022

RAINDANCE COMMUNICATIONS, INC.
CONDENSED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Nine months ended
	September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,971)	$2,104
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,431	7,715
Stock-based compensation	2,072	2,238
Other	50	36
Changes in operating assets and liabilities:
Accounts receivable	(1,883)	(1,337)
Prepaid expenses and other current assets	(1,107)	(828)
Other assets	64	(58)
Accounts payable and accrued expenses	718	1,025
Deferred revenue	174	(307)

Net cash provided by operating activities	5,548	10,588

Cash flows from investing activities:
Purchase of property and equipment	(2,067)	(6,882)
Proceeds from disposition of equipment	18	29
Purchase of investments	(11,242)	—
Proceeds from sale of investments	6,220	—
Cash received from affiliate	77	—
Change in restricted cash	236	194

Net cash used by investing activities	(6,758)	(6,659)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,180	1,077
Payments on debt	(2,367)	(873)

Net cash provided by ( used by) financing activities	(1,187)	204

Increase (decrease) in cash and cash equivalents	(2,397)	4,133
Cash and cash equivalents at beginning of period	39,607	31,699

Cash and cash equivalents at end of period	$37,210	$35,832